UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2007

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 18, 2007, the Compensation Committee of the Board of Directors of the Registrant awarded the 2006 performance bonuses set forth in the chart below to certain of the Registrant’s named executive officers. Each of the performance bonuses included a cash bonus and a restricted stock award.

Each of the restricted stock grants was made pursuant to a restricted stock bonus agreement under the Registrant’s 2006 Equity Incentive Plan and is subject to vesting, with one hundred percent of the shares of common stock subject to such awards vesting on January 18, 2008. Prior to vesting in full, all shares are subject to a repurchase option in favor of the Registrant in the event that a recipient of a restricted stock award fails to continue to provide continuous services to the registrant or its subsidiaries. The forms of restricted stock bonus grant notice and restricted stock bonus agreement are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report and incorporated herein by reference.

Named Executive Officer	Cash Bonus Amount	Shares of Restricted Stock Awarded
Harry Stylli President and Chief Executive Officer	$105,000	22,807
Charles Cantor Chief Scientific Officer	$44,496	6,444
Clarke Neumann Vice President, General Counsel	$34,830	5,044
John Sharp Vice President, Finance	$22,230	3,219

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Form of Restricted Stock Bonus Grant Notice under the Registrant’s 2006 Equity Incentive Plan.

99.2	Form of Restricted Stock Bonus Agreement under the Registrant’s 2006 Equity Incentive Plan.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Harry Stylli
Date: January 23, 2007		Harry Stylli
President and Chief Executive Officer

3.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Restricted Stock Bonus Grant Notice under the Registrant’s 2006 Equity Incentive Plan.

99.2	Form of Restricted Stock Bonus Agreement under the Registrant’s 2006 Equity Incentive Plan.

4.